UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

AppLovin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Page Mill Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(800) 839-9646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On November 10, 2021, AppLovin Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2021 and issued a letter to its shareholders. A copy of the press release and the shareholder letter are attached as Exhibits 99.1 and 99.2 to this current report on Form 8-K and is incorporated by reference herein.

The information in this Item 2.02 of this current report on Form 8-K and the related exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 8, 2021, Cathy Sun resigned from the board of directors (the “Board”) of the Company. The Company is grateful to Ms. Sun for her service on the Board and looks forward to her contributions in her role as the Company’s GM, New Initiatives.

On November 8, 2021, the Board appointed Alyssa Harvey Dawson to the Board. Ms. Harvey Dawson has also been appointed to the Nominating and Corporate Governance Committee of the Board.

Ms. Harvey Dawson, 52, has served as Chief Legal Officer of Gusto, Inc., a modern HR platform, since August 2020. Previously, from June 2017 to July 2020, she served as General Counsel of Sidewalk Labs, LLC, an urban innovation subsidiary of Alphabet Inc. From 2011 until May 2017, she was Vice President, Global Intellectual Property at Harman International Industries, Inc., an audio and entertainment company. She is a member of the board of directors of Make-A-Wish Connecticut. She also serves on the Advisory Board of Quello Center for Telecommunication Management and Law, is on the Attorney Advisory Board of the Initiative on Gender Justice and Opportunity at Georgetown University Law Center and was a Member of Aspen Institute’s Tech Executive Leadership Institute. She holds a B.A. in Journalism from Michigan State University and a J.D. from Georgetown University Law Center.

There are no arrangements or understandings between Ms. Harvey Dawson, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Ms. Harvey Dawson was selected as a director. There are no related party transactions between the Company and Ms. Harvey Dawson (or any of her immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Ms. Harvey Dawson does not have any family relationships with any of the Company’s directors or executive officers.

Ms. Harvey Dawson will participate in the director benefit arrangements applicable to the Company’s non-employee directors as described in the Company’s final prospectus dated April 14, 2021. In addition, the Company will enter into its standard form of indemnification agreement with Ms. Harvey Dawson.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 10, 2021.

99.2	Letter to Shareholders, dated November 10, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: November 10, 2021	/s/ Herald Chen
Herald Chen
Chief Financial Officer